EXHIBIT 99.1

PRESS RELEASE

INVESTOR CONTACT:

Trey Campbell

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Cara Walker

Synopsys, Inc.

650-584-5000

corp-pr@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2024

Results Summary1

•	Quarterly revenue of $1.455 billion, up approximately 15% year over year and at the high-end of guidance.

•	Quarterly GAAP earnings per diluted share of $1.92; non-GAAP earnings per diluted share of $3.00, up approximately 26% year over year[1] and exceeding guidance.

•	Raising full year targets for revenue and non-GAAP EPS, based on strong execution and continued business momentum.

SUNNYVALE, Calif. – May 22, 2024 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its second quarter of fiscal year 2024. Revenue for the second quarter of fiscal year 2024 was $1.455 billion, compared to $1.263 billion for the second quarter of fiscal year 2023.

“We continued our strong operational execution and business momentum in Q2. Customers continue investing in Synopsys solutions to maximize their R&D and power their future innovations for this era of pervasive intelligence,” said Sassine Ghazi, president and CEO of Synopsys. “We expect our planned acquisition of Ansys, which was approved today by Ansys shareholders, to further our mission of empowering technology innovators everywhere with essential silicon to systems design solutions.”

[1]

Synopsys’ Software Integrity business has been presented as a discontinued operation in the consolidated financial statements for all periods presented herein and all financial results and targets are presented herein on a continuing operations basis unless otherwise noted.

“Synopsys’ strong Q2 results were driven by our team’s relentless focus on execution, our leading technology that is mission-critical to customers, and our resilient business model,” said Shelagh Glaser, Synopsys CFO. “We remain confident in our business, and as a result, we are again raising our full-year targets for revenue and non-GAAP EPS.”

Continuing Operations

On May 5, 2024, Synopsys entered into an agreement to sell its Software Integrity business. Unless otherwise noted, Synopsys’ Software Integrity business has been presented as a discontinued operation in the consolidated financial statements for all periods presented herein and all financial results and targets are presented herein on a continuing operations basis.

GAAP Results

On a U.S. generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal year 2024 was $299.1 million, or $1.92 per diluted share, compared to $275.6 million, or $1.78 per diluted share, for the second quarter of fiscal year 2023.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal year 2024 was $466.9 million, or $3.00 per diluted share, compared to non-GAAP net income of $368.3 million, or $2.38 per diluted share, for the second quarter of fiscal year 2023.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Design Automation, which includes our advanced silicon design, verification products and services, system integration products and services, digital, custom and field programmable gate array (FPGA) IC design software, verification software and hardware products, manufacturing software products and other and (2) Design IP, which includes our Design IP products.

Financial Targets

Synopsys also provided its consolidated financial targets for continuing operations for the third quarter and full fiscal year 2024. The fiscal year targets include the impact of an extra week in fiscal year 2024, which was included in the first quarter of fiscal year 2024. These financial targets assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter and Full Fiscal Year 2024 Financial Targets (1)(2)

(in millions except per share amounts)

	Range for Three Months Ending July 31, 2024		Range for Fiscal Year Ending October 31, 2024
	Low	High	Low		High
Revenue	$1,505	$1,535		$6,090	$6,150
GAAP Expenses	$1,099	$1,119		$4,559	$4,614
Non-GAAP Expenses	$920	$930		$3,770	$3,810
Non-GAAP Interest and Other Income (Expense), net	$4	$6		$32	$36
Non-GAAP Tax Rate	15%			15%
Outstanding Shares (fully diluted)	155	157		155	157
GAAP EPS	$2.22	$2.35		$9.14	$9.36
Non-GAAP EPS	$3.25	$3.30		$12.90	$12.98
Operating Cash Flow			~ $	1,300
Free Cash Flow(3)			~ $	1,100
Capital Expenditures			~ $	200

(1)

Synopsys’ third quarter of fiscal year 2024 and its fiscal year 2024 will end on August 3, 2024 and November 2, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

(2)	Presented on a continuing operations basis.
(3)	Free cash flow is calculated as cash provided from operating activities less capital expenditures and capitalization of software development costs.

For a reconciliation of Synopsys’ third quarter and fiscal year 2024 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis and a discussion of the financial targets that we are not able to reconcile without unreasonable efforts, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.investor.synopsys.com. Synopsys uses its website as a tool to disclose important information about Synopsys and comply with its disclosure obligations under Regulation Fair Disclosure. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the third quarter of fiscal year 2024 in August 2024.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call, the information contained in the financial supplement and the corporate overview presentation, each of which are available on Synopsys’ corporate website at www.synopsys.com (collectively, the “Earnings Materials”), represent Synopsys’ expectations and beliefs as of May 22, 2024. Although these Earnings Materials will remain available on Synopsys’ website through the date of the earnings call for the third quarter of fiscal year 2024, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty and does not intend to update any forward-looking statement, whether as a result of new information or future events, or otherwise update, the targets given in this press release unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter of fiscal year 2024 in its quarterly report on Form 10-Q to be filed on or before June 13, 2024.

About Synopsys

Catalyzing the era of pervasive intelligence, Synopsys, Inc. (Nasdaq: SNPS) delivers trusted and comprehensive silicon to systems design solutions, from electronic design automation to silicon IP and system verification and validation. We partner closely with semiconductor and systems customers across a wide range of industries to maximize their R&D capability and productivity, powering innovation today that ignites the ingenuity of tomorrow. Learn more at www.synopsys.com.

Reconciliation of Second Quarter Fiscal Year 2024 Results for Continuing Operations

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income, earnings per diluted share, and tax rate for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2024 Results(1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2024	2023	2024	2023
GAAP net income from continuing operations attributed to Synopsys	$299,111	$275,602	$736,561	$545,286
Adjustments:
Amortization of acquired intangible assets	16,925	11,387	32,526	23,640
Stock-based compensation	162,346	130,114	327,487	252,352
Acquisition/divestiture related items	25,256	2,641	57,188	4,975
Restructuring charges	—	(5,578)	—	32,560
Gain on sale of strategic investments	—	—	(55,077)	—
Tax adjustments	(36,694)	(45,878)	(106,261)	(106,033)

Non-GAAP net income from continuing operations attributed to Synopsys	$466,944	$368,288	$992,424	$752,780

	Three Months Ended April 30,		Six Months Ended April 30,
	2024	2023	2024	2023
GAAP net income from continuing operations per diluted share attributed to Synopsys	$1.92	$1.78	$4.73	$3.52
Adjustments:
Amortization of acquired intangible assets	0.11	0.07	0.21	0.15
Stock-based compensation	1.04	0.84	2.10	1.63
Acquisition/divestiture related items	0.16	0.02	0.37	0.03
Restructuring charges	—	(0.04)	—	0.21
Gain on sale of strategic investments	—	—	(0.35)	—
Tax adjustments	(0.23)	(0.29)	(0.68)	(0.68)

Non-GAAP net income from continuing operations per diluted share attributed to Synopsys	$3.00	$2.38	$6.38	$4.86

Shares used in computing net income per diluted share amounts:	155,770	154,730	155,610	155,044

(1)

Synopsys’ second quarter of fiscal year 2024 and 2023 ended on May 4, 2024 and April 29, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

GAAP to Non-GAAP Tax Rate Reconciliation (1)(2)

(unaudited)

	Three Months Ended	Six Months Ended
	April 30, 2024	April 30, 2024
GAAP effective tax rate	13.3%	8.6%
Income tax effect of above non-GAAP adjustments	1.7%	6.4%

Non-GAAP effective tax rate	15.0%	15.0%

(1)	Synopsys’ second quarter of fiscal year 2024 ended on May 4, 2024. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.
(2)	Presented on a continuing operations basis.

Reconciliation of 2024 Targets for Continuing Operations

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2024 Targets (1)(2)

(in thousands, except per share amounts)

	Range for Three Months Ending
	July 31, 2024
	Low	High
Target GAAP expenses	$1,099,000	$1,119,000
Adjustments:
Amortization of acquired intangible assets	(17,000)	(20,000)
Stock-based compensation	(162,000)	(169,000)

Target non-GAAP expenses	$920,000	$930,000

	Range for Three Months Ending
	July 31, 2024
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$2.22	$2.35
Adjustments:
Amortization of acquired intangible assets	0.13	0.11
Stock-based compensation	1.08	1.04
Acquisition/divestiture related items (3)	0.10	0.07
Tax adjustments	(0.28)	(0.27)

Target non-GAAP earnings per diluted share attributed to Synopsys	$3.25	$3.30

Shares used in non-GAAP calculation (midpoint of target range)	156,000	156,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2024 Targets (1)(2)

(in thousands, except per share amounts)

	Range for Fiscal Year Ending
	October 31, 2024
	Low	High
Target GAAP expenses	$4,559,099	$4,614,099
Adjustments:
Amortization of acquired intangible assets	(67,000)	(72,000)
Stock-based compensation	(672,000)	(682,000)
Acquisition/divestiture related items(3)	(50,099)	(50,099)

Target non-GAAP expenses	$3,770,000	$3,810,000

	Range for Fiscal Year Ending
	October 31, 2024
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$9.14	$9.36
Adjustments:
Amortization of acquired intangible assets	0.46	0.43
Stock-based compensation	4.37	4.31
Acquisition/divestiture related items(3)	0.55	0.49
Gain on sale of strategic investments	(0.35)	(0.35)
Tax adjustments	(1.27)	(1.26)

Target non-GAAP earnings per diluted share attributed to Synopsys	$12.90	$12.98

Shares used in non-GAAP calculation (midpoint of target range)	156,000	156,000

(1)

Synopsys’ third quarter of fiscal year 2024 and its fiscal year 2024 will end on August 3, 2024 and November 2, 2024, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

(2)	Presented on a continuing operations basis.
(3)

Adjustments reflect actual expenses incurred by Synopsys as of May 4, 2024 as well as certain contractually obligated financing fees and related amortization expenses, and do not fully reflect all potential adjustments for future periods for the reasons set forth in “GAAP to Non-GAAP Reconciliation” below.

Forward-Looking Statements

This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements regarding short-term and long-term financial targets, expectations and objectives, including, among others, the anticipated effects of our pending acquisition of ANSYS, Inc. (the Ansys Merger); strategies related to our products, technology and services; business and market outlook, opportunities, strategies and technological trends, such as artificial intelligence; the pending Ansys Merger, including, among other things, its anticipated benefits; planned dispositions and their expected impact, such as the previously announced divestiture of our Software Integrity business (the Software Integrity Divestiture); the potential impact of the uncertain macroeconomic and geopolitical environment on our financial results; the expected impact of U.S. and foreign government actions and regulatory changes, including export control restrictions on our financial results; customer demand and market expansion; our planned product releases and capabilities; industry growth rates; the expected realization of our contracted but unsatisfied or partially unsatisfied performance obligations (backlog); software trends; planned stock repurchases; our expected tax rate; and the impact and result of pending legal, administrative and tax proceedings. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and geopolitical uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations;

failure to complete the Ansys Merger on the terms described in our filings with the SEC, if at all; failure to obtain required governmental approvals related to the Ansys Merger or the imposition of conditions to such governmental approvals that may have an adverse effect on us; failure to realize the benefits expected from the Ansys Merger; failure to complete the Software Integrity Divestiture, or the Software Integrity Divestiture disrupting our business or failing to achieve its intended benefits, and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our latest Annual Report on Form 10-K and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. Synopsys’ financial results for its second quarter of fiscal year 2024 are not necessarily indicative of Synopsys’ operating results for any future periods. The information provided herein is as of May 22, 2024. Synopsys undertakes no duty to, and does not intend to, update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2024	2023	2024	2023
Revenue:
Time-based products	$781,714	$717,845	$1,586,777	$1,408,135
Upfront products	396,389	335,009	838,755	665,978

Total products revenue	1,178,103	1,052,854	2,425,532	2,074,113
Maintenance and service	276,609	209,890	540,169	422,128

Total revenue	1,454,712	1,262,744	2,965,701	2,496,241
Cost of revenue:
Products	198,719	169,062	374,217	325,686
Maintenance and service	88,178	68,687	178,718	136,855
Amortization of acquired intangible assets	13,500	10,492	26,655	21,689

Total cost of revenue	300,397	248,241	579,590	484,230

Gross margin	1,154,315	1,014,503	2,386,111	2,012,011
Operating expenses:
Research and development	493,136	460,463	1,018,670	899,650
Sales and marketing	209,783	180,658	428,626	352,212
General and administrative	114,763	84,685	246,027	174,656

Amortization of acquired intangible assets	4,561	1,900	8,090	3,935
Restructuring charges	—	(5,578)	—	32,560

Total operating expenses	822,243	722,128	1,701,413	1,463,013

Operating income	332,072	292,375	684,698	548,998
Interest and other income (expense), net	9,458	4,212	114,286	27,147

Income before income taxes	341,530	296,587	798,984	576,145
Provision (benefit) for income taxes	45,437	23,947	68,346	36,730

Net income from continuing operations	296,093	272,640	730,638	539,415
Income (loss) from discontinued operations, net of income taxes	(7,004)	(2,692)	4,658	(840)

Net income	289,089	269,948	735,296	538,575
Less: Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(3,018)	(2,962)	(5,923)	(5,871)

Net income attributed to Synopsys	$292,107	$272,910	$741,219	$544,446

Net income (loss) attributed to Synopsys
Continuing operations	$299,111	$275,602	$736,561	$545,286
Discontinued operations	(7,004)	(2,692)	4,658	(840)

Net income	$292,107	$272,910	$741,219	$544,446
Net income (loss) per share attributed to Synopsys - basic:
Continuing operations	$1.96	$1.81	$4.83	$3.58
Discontinued operations	(0.05)	(0.02)	0.03	(0.01)

Basic net income per share	$1.91	$1.79	$4.86	$3.57

Net income (loss) per share attributed to Synopsys - diluted:
Continuing operations	$1.92	$1.78	$4.73	$3.52
Discontinued operations	(0.04)	(0.02)	0.03	(0.01)

Diluted net income per share	$1.88	$1.76	$4.76	$3.51

Shares used in computing per share amounts:
Basic	152,971	152,187	152,629	152,294

Diluted	155,770	154,730	155,610	155,044

(1)

Synopsys’ second quarter of fiscal year 2024 and 2023 ended on May 4, 2024 and April 29, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2024	October 31, 2023
ASSETS:
Current assets:
Cash and cash equivalents	$1,502,920	$1,433,966
Short-term investments	156,780	151,639

Total cash, cash equivalents and short-term investments	1,659,700	1,585,605
Accounts receivable, net	834,918	856,660
Inventories	377,875	325,590
Prepaid and other current assets	760,269	548,115
Current assets held for sale	1,020,358	114,654

Total current assets	4,653,120	3,430,624
Property and equipment, net	566,832	549,837
Operating lease right-of-use assets, net	528,011	559,923
Goodwill	3,427,424	3,346,065
Intangible assets, net	276,877	239,577
Deferred income taxes	1,004,660	853,526
Other long-term assets	554,913	444,820
Long-term assets held for sale	—	908,759

Total assets	$11,011,837	$10,333,131

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$635,916	$1,059,914
Operating lease liabilities	84,550	79,832
Deferred revenue	1,457,282	1,559,461
Current liabilities held for sale	330,602	286,244

Total current liabilities	2,508,350	2,985,451
Long-term operating lease liabilities	543,207	579,686
Long-term deferred revenue	307,965	150,827
Long-term debt	16,960	18,078
Other long-term liabilities	446,514	381,531
Long-term liabilities held for sale	—	33,257

Total liabilities	3,822,996	4,148,830
Redeemable non-controlling interest	31,043	31,043
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 153,204 and 152,053 shares outstanding, respectively	1,532	1,521
Capital in excess of par value	1,182,829	1,276,152
Retained earnings	7,478,366	6,741,699
Treasury stock, at cost: 4,056 and 5,207 shares, respectively	(1,321,554)	(1,675,650)
Accumulated other comprehensive income (loss)	(188,013)	(196,414)

Total Synopsys stockholders’ equity	7,153,160	6,147,308
Non-controlling interest	4,638	5,950

Total stockholders’ equity	7,157,798	6,153,258

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$11,011,837	$10,333,131

(1)

Synopsys’ second quarter of fiscal year 2024 ended on May 4, 2024 and its fiscal year 2023 ended on October 28, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$735,296	$538,575
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	123,886	116,922
Reduction of operating lease right-of-use assets	48,179	48,073
Amortization of capitalized costs to obtain revenue contracts	37,912	39,588
Stock-based compensation	358,487	277,485
Allowance for credit losses	9,987	6,134
Gain on sale of strategic investments	(55,077)	—
Amortization of bridge financing costs	7,085	—
Deferred income taxes	(170,854)	(125,090)
Other non-cash	(2,607)	4,972
Net changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	20,889	9,289
Inventories	(60,518)	(48,648)
Prepaid and other current assets	(191,595)	49,437
Other long-term assets	(104,551)	(75,324)
Accounts payable and accrued liabilities	(142,086)	(162,840)
Operating lease liabilities	(48,709)	(31,634)
Income taxes	(229,536)	94,587
Deferred revenue	52,612	76,165

Net cash provided by operating activities	388,800	817,691
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	63,159	67,717
Purchases of short-term investments	(65,861)	(68,738)
Proceeds from sales of strategic investments	55,696	7,248
Purchases of strategic investments	(860)	—
Purchases of property and equipment	(78,763)	(91,368)
Acquisitions, net of cash acquired	(139,557)	(41,324)
Capitalization of software development costs	—	(1,247)

Net cash used in investing activities	(166,186)	(127,712)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(1,303)	(1,294)
Payment of bridge financing and term loan costs	(54,715)	—
Issuances of common stock	115,111	132,808
Payments for taxes related to net share settlement of equity awards	(212,577)	(116,838)

Purchase of equity forward contract	—	(45,000)
Purchases of treasury stock	—	(560,724)
Other	(1,096)	(122)

Net cash used in financing activities	(154,580)	(591,170)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,423	27,708

Net change in cash, cash equivalents and restricted cash	70,457	126,517
Cash, cash equivalents and restricted cash, beginning of year, including cash from discontinued operations	1,441,187	1,419,864

Cash, cash equivalents and restricted cash, end of period, including cash from discontinued operations	1,511,644	1,546,381

Less: Cash, cash equivalents and restricted cash from discontinued operations	6,445	4,140

Cash, cash equivalents and restricted cash from continuing operations	$1,505,199	$1,542,241

(1)

Synopsys’ second quarter of fiscal year 2024 and 2023 ended on May 4, 2024 and April 29, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

Synopsys provides segment information, namely revenue, adjusted segment operating income and adjusted segment operating margin, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 280, Segment Reporting. Synopsys’ chief operating decision maker (“CODM”) is our Chief Executive Officer. In evaluating our business segments, the CODM considers the income and expenses that the CODM believes are directly related to those segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our business segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table below. These unallocated expenses are presented in the table below to provide a reconciliation of the total adjusted operating income from segments to our consolidated operating income from continuing operations:

SYNOPSYS, INC.

Business Segment Reporting (1)(2)(5)

(in millions)

	Three Months Ended April 30, 2024	Three Months Ended April 30, 2023	Six Months Ended April 30, 2024	Six Months Ended April 30, 2023
Revenue by segment
- Design Automation	$1,054.9	$927.5	$2,040.3	$1,817.4
% of Total	72.5%	73.5%	68.8%	72.8%
- Design IP	$399.8	$335.2	$925.4	$678.8
% of Total	27.5%	26.5%	31.2%	27.2%
Adjusted operating income by segment

- Design Automation	$418.2	$353.4	$777.7	$692.8
- Design IP	$124.8	$81.5	$370.5	$194.9
Adjusted operating margin by segment
- Design Automation	39.6%	38.1%	38.1%	38.1%
- Design IP	31.2%	24.3%	40.0%	28.7%

Total Adjusted Segment Operating Income Reconciliation (1)(2)(5)

(in millions)

	Three Months Ended April 30, 2024	Three Months Ended April 30, 2023	Six Months Ended April 30, 2024	Six Months Ended April 30, 2023
GAAP total operating income – as reported	$332.1	$292.4	$684.7	$549.0
Other expenses managed at consolidated level
-Amortization of acquired intangible assets (3)	18.1	12.4	34.7	25.6
-Stock-based compensation (3)	162.7	130.4	328.2	253.0
-Non-qualified deferred compensation plan	11.1	2.8	50.5	22.6
-Acquisition/divestiture related items (4)	19.2	2.6	50.1	5.0
-Restructuring charges	—	(5.6)	—	32.6

Total adjusted segment operating income	$543.0	$435.0	$1,148.2	$887.7

(1)	Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.
(2)

Synopsys’ second quarter of fiscal year 2024 and 2023 ended on May 4, 2024 and April 29, 2023, respectively. For presentation purposes, we refer to the closest calendar month end. The first quarter of fiscal year 2024 included one extra week.

(3)	The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.
(4)

The adjustment excludes the amortization of bridge financing costs entered into in connection with the pending acquisition of Ansys, that was recorded in interest and other income (expense), net in our unaudited condensed consolidated statements of income.

(5)	Presented on a continuing operations basis.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal budgeting and resource allocation purposes. This press release includes non-GAAP earnings per diluted share, non-GAAP net income and non-GAAP tax rate for the periods presented. It also includes future estimated ranges for non-GAAP expenses, non-GAAP interest and other income (expense), non-GAAP tax rate, non-GAAP earnings per diluted share and free cash flow. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

When possible, Synopsys provides a reconciliation of non-GAAP financial measures to their most closely applicable GAAP financial measures. Synopsys is unable to provide a full reconciliation of certain third quarter and full fiscal year 2024 non-GAAP financial targets to the corresponding GAAP financial measures on a forward-looking basis because Synopsys believes that it would not be possible for it to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts due to, among other things, the potential variability and limited predictability of the excluded adjustment items necessary for a full reconciliation such as certain acquisition/divestiture related items, restructuring charges, tax deduction variability, changes in the fair value of non-qualified deferred compensation plan, and gains (losses) on the sale of strategic investments. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, the corresponding GAAP financial measures. Synopsys’ management believes presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP financial measures, provides useful information to investors allowing them to view financial and business trends relating to our financial condition and results of operations through the eyes of management. Synopsys’ management evaluates and makes decisions about our business operations using both GAAP financial measures and non-GAAP financial measures to help facilitate internal comparisons to Synopsys’ historical operating results and forecasted targets, planning and forecasting in subsequent periods and comparisons to competitors’ operating results.

The following are descriptions of the adjustments made to reconcile non-GAAP financial measures (other than free cash flow) to the most directly comparable GAAP financial measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which include, among other things, core/developed technology, customer relationships, contract rights, trademarks and trade names, and other intangibles related to acquisitions. We amortize the intangible assets over their estimated useful lives. We do not enter into acquisitions on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and their estimated useful lives can vary significantly and are unique to each acquisition. We believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods. We also exclude this item because such expenses are non-cash in nature and we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our core operational performance and liquidity, and ability to invest in research and development and fund future acquisitions and capital expenditures.

(ii) Stock-based compensation. Stock-based compensation expenses consist primarily of expenses related to restricted stock units, stock options, employee stock purchase rights and other stock awards, including such expenses associated with acquisitions. We exclude stock-based compensation expense from our non-GAAP financial measures primarily because it is not an expense that typically requires or will require cash settlement by us. Further, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards and, therefore, is not used by management to assess the core profitability of our business operations.

(iii) Acquisition/divestiture related items. In connection with certain of our business combinations and/or divestitures, we incur significant expenses that we would not have otherwise incurred as part of our business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities and divestiture activities, including employee severance and other exit costs, bridge financing costs, costs related to integration activities, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. We also recognize the gains and losses from the mark-up of equity or cost method investments to fair value upon obtaining control through acquisition. We exclude these items because they are related to acquisitions and have no direct correlation to the core operation of our business. Further, because we do not acquire businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, we believe it is useful to exclude such expenses when looking for a consistent basis for comparison across accounting periods.

(iv) Restructuring charges. We initiate restructuring activities to align our costs to our operating plans and business strategies based on then-current economic conditions, and such activities have a specific and defined term. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs, involuntary headcount reductions and facilities closures. Such restructuring costs include elimination of operational redundancy, permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and are not used by management when assessing the core profitability and performance of our business operations.

(v) Gains (losses) on the sale of strategic investments. We exclude gains and losses on the sale of equity investments in privately held companies because we do not believe they are reflective of our core business and operating results.

(vi) Deferred compensation. We exclude changes in the fair value of our non-qualified deferred compensation plan because we do not use these to assess the core profitability of our business operations.

(vii) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income. We utilize an annual non-GAAP tax rate in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of certain non-recurring and other period-specific items, which can vary in size and frequency and do not necessarily reflect our normal operations, and to more closely align our tax rate with our expected geographic earnings mix. This annual non-GAAP tax rate is based on an evaluation of our historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, U.S. tax law changes, as well as other factors such as our current tax structure, existing tax positions and expected recurring tax incentives. Based on these considerations, we have elected to adopt a non-GAAP tax rate of 15% for fiscal year 2024.